Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2015 Employee Stock Purchase Plan and 2020 Inducement Incentive Plan, as amended, of Cidara Therapeutics, Inc. of our report dated March 6, 2025, with respect to the consolidated financial statements of Cidara Therapeutics, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2024, filed with the Securities and Exchange Commission.
/s/ Ernst & Young LLP
San Diego, California
March 6, 2025